Exhibit 3.194

CERTIFICATE OF INCORPORATION

OF

SPRINT ENTERPRISE MOBILITY, INC.

FIRST
Name

The name of the corporation is Sprint Enterprise Mobility, Inc. (the "Corporation").

SECOND
Registered Office

The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, New Castle County. The name of its resident agent at such address is Corporation Service Company.

THIRD
Nature of Business

The nature of the business or purposes to be conducted by the Corporation is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH
Stock

The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of common stock, each of such shares of common stock to have a par value of $1.00 per share, and may be issued by the Corporation from time to time for such consideration as fixed from time to time by the Board of Directors.

Each stockholder of the Corporation shall be entitled to one vote for each share of stock held of record on the books of the Corporation.

FIFTH
Incorporator

The name and mailing address of the incorporator is as follows:

Name	Mailing Address

Charles R, Wunsch	6200 Sprint Parkway Overland Park, KS 66251

SIXTH
Existence

The Corporation shall have perpetual existence.

SEVENTH
Bylaws

The Bylaws may be made, altered or repealed at any meeting of stockholders. Election of directors need not be by written ballot.

EIGHTH
Limitation of Liability

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this ARTICLE EIGHTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware and amendments thereto or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

NINTH
Insolvency

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Delaware, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code and amendments thereto, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, and on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

TENTH
Indemnification

The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware.

ELEVENTH
Amendment

The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

THE UNDERSIGNED, being the incorporator above named, for the purposes of forming a corporation pursuant to the General Corporation Law of Delaware, has signed this instrument on the 16th day of November, 2005, and does thereby acknowledge that it is his act and deed and that the facts stated therein are true.

/s/ Charles R. Wunsch
Charles R. Wunsch

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)          The jurisdiction where the Corporation first farmed is Delaware

2.)          The jurisdiction immediately prior to filing this Certificate is Delaware

3.)          The date the corporation first formed is November 16, 2005

4.)          The name of the Corporation immediately prior to filing this Certificate is Sprint Enterprise Mobility Inc.

5.)          The name of the Limited Liability Company as set forth in the Certificate of Formation is Sprint Enterprise Mobility, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of August, A.D. 2017.

By:	/s/ Stephan K. Schnopp
Authorized Person

Name:	Stefan K. Schnopp
Print or Type

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.          The name of the limited liability company is Sprint Enterprise Mobility, LLC.

2.          The Registered Office of the limited liability company in the State of Delaware is located at 251 Little Falls Drive (street), in the City of Wilmington, Zip code 19808.  The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ Stefan K. Schnopp
Authorized Person

Name:	Stefan K. Schnopp
Print or Type

State of Delaware
Certificate of Correction
of a Limited Liability Company
to be filed pursuant to Section 118-211(a)

1.	The name of the Limited Liability Company is: Sprint Enterprise Mobility, LLC.

2.
That a Certificate of Conversion was filed by the Secretary of State of Delaware on August 28, 2017, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.	The inaccuracy or defect if said Certificate is: (must give specific reason)
The Certificate of Conversion should have had an effective date of August 31, 2017.

4.	The Certificate is hereby corrected to read as follows:
Adding an article 6: the Conversion effective date is August 31, 2017.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 30th day of August, A.D. 2017

By:	/s/ Katie True-Awtry
Authorized Person

Name:	Katie True-Awtry
print or type

State of Delaware
Certificate of Correction
of a Limited Liability Company
to be filed pursuant to Section 118-211(a)

1.	The name of the Limited Liability Company is: Sprint Enterprise Mobility, LLC.

2.
That a Certificate of Formation was filed by the Secretary of State of Delaware on August 28, 2017, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.	The inaccuracy or defect if said Certificate is: (must give specific reason)
The Certificate of Conversion should have had an effective date of August 31, 2017.

4.	The Certificate is hereby corrected to read as follows:
Adding an article three: Article 3: the formation effective date is August 31, 2017.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 30th day of August, A.D. 2017.

By:	/s/ Katie True-Awtry
Authorized Person

Name:	Katie True-Awtry
Print or Type